Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
VIACOM INC.

ARTICLE I

OFFICES

Section 1.    The registered offices of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.    The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.    Meetings of stockholders may be held at such time and place, within and without the State of Delaware, as shall be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

Section 2.    The annual meeting of stockholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and hour as shall be determined by the board of directors.

Section 3.    Notice of the place, if any, date, and time of all meetings of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law (the “DGCL”) or the Amended and Restated Certificate of Incorporation of the Corporation).

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder in conformity herewith.  If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and, except as otherwise required by law, shall not be more than sixty nor less than ten days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.    The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business of the Corporation.  The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, may be called by the affirmative vote of a majority of the Whole Board (for purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships), the Chairman of the Board, the Chief Executive Officer or the Vice Chair of the Board and shall be called by the Chairman of the Board, the Chief Executive Officer, the Vice Chair of the Board or Secretary at the request in writing of the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, acting together as a single class.  Such request shall state the purpose or purposes of the proposed meeting.  The board of directors may postpone or reschedule any previously scheduled meeting.

Section 6.    Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.    At any meeting of the stockholders, the holders of a majority of the aggregate voting power of the shares of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for all purposes except as otherwise provided by statute or by the Amended and Restated Certificate of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 8.    When a quorum is present at any meeting, the vote of the holders of a majority of the aggregate voting power of the shares of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of applicable law or of the Amended and Restated Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 9.    At every meeting of the stockholders, each stockholder shall be entitled to vote, in person or by a valid proxy given by the stockholder or his or her duly authorized attorney-in-fact, each share of the capital stock having voting power held by such stockholder in accordance with the provisions of the Amended and Restated Certificate of Incorporation and, if applicable, the certificate of designations relating thereto, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 10.   Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (or deemed to be in writing under applicable law), setting forth the action so taken, shall be signed by stockholders (or deemed to be signed by stockholders under applicable law) representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered and dated as required by law.  Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  The Secretary shall file such consents with the minutes of the meetings of the stockholders.

Section 11.    At all meetings of stockholders, the chairman of the meeting shall have absolute authority over matters of procedure, and there shall be no appeal from the ruling of the chairman.

Section 12.    Attendance of a stockholder, in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the stockholder, in person or by proxy, attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE III

DIRECTORS

Section 1.    The number of directors which shall constitute the entire board of directors shall be fixed as set forth in Article V of the Amended and Restated Certificate of Incorporation.

Section 2.    Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation then outstanding (other than Common Stock), vacancies in the board of directors for any reason, including by reason of an increase in the authorized number of directors, shall, if occurring prior to the expiration of the term of office in which the vacancy occurs, be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders of the Corporation or until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.    The property and business of the Corporation shall be controlled and managed in accordance with the terms of the Amended and Restated Certificate of Incorporation by its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.    The board of directors of the Corporation, or any committees thereof, may hold meetings, both regular and special, either within or without the State of Delaware.

Section 5.    A regular annual meeting of the board of directors, including newly elected directors, shall be held in connection with each annual meeting of stockholders at the place of such stockholders’ meeting, and no notice of such meeting to the directors shall be necessary in order legally to constitute the meeting, provided that a quorum shall be present.  If such meeting is held at any other time or place, notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

Section 6.    Additional regular meetings of the board of directors shall be held on such dates and at such times and at such places as shall from time to time be determined by the board of directors.  Notice thereof must be given or waived as hereinafter provided for special meetings of the board of directors.

Section 7.    The Chairman of the Board, the Chief Executive Officer or the Vice Chair of the Board may call a special meeting of the board of directors at such time, at such place, and on such date as he, she or they shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived orally in person or by telephone, or by mailing written notice not less than five days before the meeting or by telegraphing, telexing, facsimile, or electronic transmission of the same not less than twenty-four hours before the meeting.  Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

Section 8.    At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, unless the vote of a greater number is required by statute, the Amended and Restated Certificate of Incorporation or these bylaws.  If a quorum shall not be present at any meeting of the board of directors, a majority of the directors present thereat may adjourn the meeting to another place, date or time, without notice other than announcement at the meeting.

Section 9.    Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, setting forth the action so taken, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

Section 10.   Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, members of the board of directors, or any committee thereof, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 11.   Designation of Committees.  The board of directors may, by resolution passed by a majority of the board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 12.   Vacancies.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

Section 13.    Powers.  Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors to the extent provided by Section 141(c) of the DGCL as it exists now or may hereafter be amended.

Section 14.    Minutes.  Each committee of the board of directors shall keep regular minutes of its meetings and report the same to the board of directors when required.

COMPENSATION OF DIRECTORS

Section 15.   Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.  All directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at each meeting of the board of directors, and/or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation and expenses for attending committee meetings.

REMOVAL OF DIRECTORS

Section 16.    Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any or all directors may be removed from office at any time prior to the expiration of his, her or their term of office, with or without cause, only by the affirmative vote of the holders of record of outstanding shares representing at least a majority of all the aggregate voting power of outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class at a special meeting of stockholders called expressly for that purpose; provided that, any director may be removed from office by the affirmative vote of a majority of the board of directors, at any time prior to the expiration of his term of office, as provided by law, in the event a director is in breach of any agreement between such director and the Corporation relating to such director’s service as a director or employee of the Corporation.

ARTICLE IV

NOTICES

Section 1.    Whenever, under the provisions of applicable law, the Amended and Restated Certificate of Incorporation or these bylaws, notice is required to be given to (a) any director, it shall be construed to mean oral notice given telephonically or in person or written or printed notice given either personally or by mail, wire, telephone, telex, facsimile or electronic transmission, or (b) any stockholder, it shall be construed to mean written or printed notice given either personally or by mail, wire or electronic transmission in the manner and to the extent provided by Section 232 of the DGCL, in each case, addressed to such director or stockholder, at his or her address as it appears on the records of the Corporation, with postage or other charges thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or at the appropriate office for transmission by wire or, in the case of electronic transmission, at the time specified by Section 232 of the DGCL.

Section 2.    Whenever any notice is required to be given under the provisions of applicable law or of the Amended and Restated Certificate of Incorporation or of these bylaws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time of the event for which notice is given, shall be deemed equivalent thereto.

Section 3.    Attendance at a meeting shall constitute a waiver of notice except where a director or stockholder attends a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.    Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the waiver of notice of such meeting.

ARTICLE V

OFFICERS

Section 1.    The officers of the Corporation shall be elected by the board of directors at its first meeting in connection with each annual meeting of the stockholders and shall be a Chief Executive Officer, a Chief Financial Officer and/or a Treasurer and a Secretary.  The board of directors may also elect a Chairman of the Board, one or more Vice Chairmen or Vice Chairs of the Board, one or more Presidents and Vice Presidents and one or more Assistant Treasurers and Assistant Secretaries, and such other officers as the board of directors deems appropriate.  Any number of offices may be held by the same person.  Vice Presidents may be given distinctive designations such as Executive Vice President or Senior Vice President.  At the time of election, the board of directors may determine that the Chairman of the Board shall be a Non-Executive Chairman of the Board or that the Vice Chair of the Board shall be a Non-Executive Vice Chair of the Board.

Section 2.    The board of directors may elect such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 3.    The officers of the Corporation shall hold office until their successors are elected or appointed and qualify or until their earlier resignation or removal.  Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of majority of the board of directors.  Any vacancy occurring in any office of the Corporation shall be filled by the board of directors.

CHAIRMAN OF THE BOARD

Section 4.    The Chairman of the Board, if any shall be elected, shall preside at all meetings of the board of directors and the stockholders and shall have such other powers and perform such other duties as may from time to time be assigned to him or her by the board of directors.

VICE CHAIR OF THE BOARD

Section 5.    The Vice Chair of the Board, if any shall be elected, or if there be more than one, the Vice Chairs of the Board in order of their election, shall, in the absence of the Chairman of the Board, or in case the Chairman of the Board shall resign, retire, become deceased or otherwise cease or be unable to act, perform the duties and exercise the powers of the Chairman of the Board.  In addition, the Vice Chair of the Board shall have such other powers and perform such other duties as may from time to time be assigned or delegated to him or her by the board of directors.

THE CHIEF EXECUTIVE OFFICER

Section 6.    The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision, management and control of the business and affairs of the Corporation, subject to the control of the board of directors.  The Chief Executive Officer shall perform the duties and exercise the powers incident to the office of Chief Executive Officer and shall have such other powers and perform such other duties as may from time to time be assigned or delegated to him or her by the board of directors or these bylaws.

THE PRESIDENT

Section 7.    The President, if any shall be elected, shall, under the direction of the Chief Executive Officer, be responsible for the operations of the Corporation and shall have all the powers, rights, functions and responsibilities normally exercised by a president.  The President shall have such other powers and perform such other duties as may from time to time be assigned or delegated to the President by the Chief Executive Officer, the board of directors or these bylaws.

THE VICE PRESIDENTS

Section 8.    The Vice Presidents, if any shall be elected, shall have such powers and perform such duties as may from time to time be assigned or delegated to them by the board of directors or the Chief Executive Officer.

THE SECRETARY AND ASSISTANT SECRETARY

Section 9.    The Secretary, if any shall be elected, shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the board of directors when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and the meetings of the board of directors, as applicable, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the Corporation and he or she, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such

Assistant Secretary.  The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.

Section 10.    The Assistant Secretary, if any shall be elected, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall have such other powers and perform such other duties as may from time to time be assigned or delegated to them by the board of directors, the Chief Executive Officer or the Secretary.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.    The Treasurer, under the supervision of the Chief Executive Officer, shall have charge of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by or at the direction of the board of directors.

Section 12.    The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as may be ordered by or at the direction of the Chief Executive Officer or the board of directors, taking proper vouchers for such disbursements, and subject to the supervision of the Chief Executive Officer, shall render to the board of directors, when they or either of them so require, an account of his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 13.     If required by the board of directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 14.    The Assistant Treasurer, if any shall be elected, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall have such other powers and perform such other duties as may from time to time be assigned or delegated to them by the board of directors, the Chief Financial Officer or the Treasurer.

Section 15.    In addition to the corporate officers elected by the board of directors pursuant to this Article V, the Chief Executive Officer may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designated with such titles as the Chief Executive Officer may deem appropriate.  The Chief Executive Officer may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments.  Such appointments and termination of appointments shall be reported to the board of directors.

ARTICLE VI

TRANSFERS OF STOCK

Section 1.    Unless otherwise provided by resolution of the board of directors, each class or series of the shares of capital stock in the Corporation shall be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.  Shares shall be transferable only on the books of the Corporation by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form.

FIXING RECORD DATE

Section 2.    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the board of directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall be not more than ten days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the board of directors and no prior action by the board of directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 10 hereof.  If no record date has been fixed by the board of directors and prior action by the board of directors is required by the DGCL with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

REGISTERED STOCKHOLDERS

Section 3.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

INDEMNIFICATION OF EMPLOYEES

Section 1.   Right to Indemnification.  The Corporation shall indemnify any present or former employee of the Corporation who was or is involved in or is threatened to be involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against judgments, fines, amounts paid in settlement and expenses (including, without limitation, attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding.  Notwithstanding the foregoing, except as provided in Section 7 of this Article VII with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the board of directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.

Section 2.   Successful Defense.  To the extent that an indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 3.   Advance Payment of Expenses.  Expenses (including attorneys’ fees) incurred by an indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Corporation deems appropriate, by resolution of the board of directors.

Section 4.   Not Exclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any employee of the Corporation providing indemnification for such person against expenses, including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, any action, suit or proceeding by or in the right of the Corporation, that arises by reason of the fact that such person is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

Section 5.   Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was an employee of the Corporation, or is or was serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 6.   Certain Definitions.  For the purposes of this Article VII, (a) any employee of the Corporation who shall serve or has served as an employee of any other corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (b) any current or former employee of any subsidiary corporation, limited liability company, partnership, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such employee at the request of the Corporation, unless the board of directors of the Corporation shall determine otherwise.  In all other instances where any person shall serve or has served as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such employee at the request of the Corporation, the board of directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.  For purposes of this Article VII, references to a corporation include all constituent corporations absorbed in a consolidation or merger (including any constituent of a constituent) as well as the resulting or surviving corporation so that any person who is or was an employee of such a constituent corporation, or is or was serving at the request of such constituent corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.  For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as an employee of the Corporation which imposes duties on, or involves services by, such employee with respect to an employee benefit plan, its participants, or beneficiaries, and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.   Proceedings to Enforce Rights to Indemnification.  (a) If a claim under Section 1 or 2 of this Article VII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, or a claim under Section 3 of this Article VII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  Any such written claim under Section 1 or 2 of this Article VII shall include such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification.  Any written claim under Sections 1, 2 and 3 of this Article VII shall include reasonable documentation of the expenses incurred by the indemnitee.

(b)    If successful in whole or in part in any suit brought pursuant to Section 7(a) of this Article VII, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking to the extent an undertaking would be required of a present director or officer of the Corporation pursuant to Article VI of the Amended and Restated Certificate of Incorporation of the Corporation (an “undertaking”), the indemnitee shall also be entitled to be paid and indemnified for the expense of prosecuting or defending such suit.

(c)    In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the

Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 8.   Preservation of Rights.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee of the Corporation, or has ceased to serve at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of the heirs, executors and administrators of such a person.  Any repeal or modification of this Article VII by the stockholders of the Corporation entitled to vote thereon shall not adversely affect any right or protection of an employee of the Corporation, or any person serving at the request of the Corporation as an employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, existing at the time of such repeal or modification.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1.    Dividends upon the capital stock of the Corporation, subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of any statute, the Amended and Restated Certificate of Incorporation and these bylaws.

Section 2.    Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.    All checks or demands for money of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4.    The fiscal year of the Corporation shall be as specified by the board of directors.

SEAL

Section 5.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE IX

AMENDMENTS

In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation.  Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in this election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation.